UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2016

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On May 12, 2016, BlueLinx Holdings Inc. (“BlueLinx” or “the Company”) issued a press release announcing its financial results for the fiscal first quarter ended April 2, 2016. A copy of BlueLinx’ press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 12, 2016, as previously announced, BlueLinx will hold a teleconference and audio webcast to discuss its financial results from the fiscal first quarter ended April 2, 2016. The webcast will be archived and can be accessed via BlueLinx’ website at www.BlueLinxCo.com. Additionally, BlueLinx will post slides at its website, under the investor relations page, which will be referenced during the audio webcast. These slides are furnished as Exhibit 99.2 hereto. All information on the slides and in the webcast is presented as of May 12, 2016, and BlueLinx does not assume any obligation to update such information in the future.

To supplement GAAP financial information, we may use adjusted measures of operating results which are non-GAAP measures. This non-GAAP adjusted financial information is provided as additional information for investors, but should not be considered a substitute for or superior to GAAP results. Non-GAAP financial measures used in the included press release are therein reconciled to the most directly comparable GAAP financial measures.

The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01     Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Press release, dated May 12, 2016, reporting financial results for the fiscal first quarter ended April 2, 2016
99.2	Webcast conference call slides used during webcast conference call on May 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: May 12, 2016	By:	/s/ Susan C. O’Farrell
Susan C. O’Farrell
Senior Vice President, Chief Financial Officer, Treasurer, and Principal Accounting Officer